EYE CARE CENTERS OF AMERICA, INC.
             ECCA ENTERS DISCUSSIONS TO REFINANCE CREDIT FACILITIES
                                  PRESS RELEASE


San Antonio, Texas, August 2, 2002 -- Eye Care Centers of America, Inc. today announced that it has entered into discussions with Bank of America Securities, LLC and Fleet National Bank, Inc. to refinance its existing senior credit facilities. The current senior facility consists of a term loan, an acquisition facility and a $35 million revolver which in the aggregate had an outstanding balance of $100.3 million as of March 30, 2002. No assurances can be given at this time to the outcome of these discussions.

The Company is the fourth largest retail optical chain in the United States as measured by net revenues, operating 360 stores, 293 of which are optical superstores. The Company operates predominately under the trade name "EyeMasters," and in certain geographical regions under the trade names "Binyon's," "Visionworks," "Hour Eyes," "Dr. Bizer's VisionWorld," "Dr. Bizer's ValuVision," "Doctor's VisionWorld," "Doctor's ValuVision," "Stein Optical," "Vision World," "Doctor's VisionWorks" and "Eye DRx."

Certain statements contained herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report regarding the Company's financial position, business strategy, budgets and plans and objectives of management for future operations are forward-looking statements. Although the management of the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted in or expressed or implied by such forward-looking statements.


Contact:
Alan  Wiley,
EVP/Chief  Financial  Officer
(210)  524-6690